                                                                  EXHIBITS 10.14


                      INTERNATIONAL DISTRIBUTOR AGREEMENT
                      -----------------------------------



                                                               December 21, 1998

MDH s.r.1. Forniture Ospedaliere
Via delle Gardenie 9
Milano 20147
Italy

Dear Gianfranco Bellezza:

     This letter is the agreement ("Agreement") between MDH s.r.l. Forniture Ospedaliere ("you") and RITA Medical Systems, Inc. ("RITA") under which you are appointed as a distributor in the territory described on Exhibit A to this Agreement (the "Territory") of the RITA-branded products listed on Exhibit B to this Agreement (the "Products"). This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes all prior discussions, agreements and understandings, including, without limitation, that certain International Distributor Agreement between RITA, you and Gianfranco Bellezza made as of December 1, 1996. That certain agreement is hereby terminated as of December 31, 1998. The terms and conditions under which you will act as RITA's distributor are as follows:

1.   PRODUCTS AND TERRITORY
     ----------------------

     You shall act as RITA s distributor in the Territory (described in Exhibit
     A) to promote, sell and distribute the Products (described in Exhibit B) for RITA approved applications only and to provide service with respect to the Products, to the medical community. As used in this Agreement, "medical community" means medical doctors, institutions such as hospitals and clinics, and similar institutions which are active in the personal care of patients. You are not authorized to sell any Products to any of your competitors or to any of RITA's competitors without RITA's prior written consent. You shall not actively solicit orders from customers domiciled outside the Territory, or sell or deliver any Product to any customer which is not in the Territory. Furthermore, you shall not appoint any distributor or any agent or maintain any sales, service or stock facility outside the Territory. Except with the prior written consent of RITA , you shall not sell or advertise within the Territory, either on your own behalf or on behalf of any other person, company, or corporation, products which compete, directly or indirectly, with the Products.

2.   SALES PROMOTION AND REPORTING RESPONSIBILITIES
     ----------------------------------------------

     You shall be obligated to actively promote RITA's products according to
     Section 1 above, at your sole expense. This includes, but is not limited to, the activities described below in this Section. You shall attend and exhibit at all major trade shows in your

     Territory related to the Products. You shall provide training and clinical education to all of the customers in your Territory. You shall provide appropriate promotional materials in the language of your Territory. You shall be obligated to provide a sales report to RITA on a monthly basis, by the 15th of the month following the reporting period, which details your sales to customers, including the customer name, quantity and selling price as well as the current inventory status of all Products which are in your possession at the end of the month. You shall provide to RITA, on request, copies of any tenders for the Products in your Territory. Prior to the commencement of each Sales Year (defined in Section 14) you shall provide to RITA a business plan which will describe your results for the prior year and your plans for the coming year.

     RITA shall be obligated to provide you with such technical support as may be deemed necessary by RITA to provide you with a full understanding of the Products. RITA shall also provide you with a reasonable number of its then existing catalogs, brochures and other promotional materials in the English language to facilitate your promotion of the Products.

3.   ORDERS AND MINIMUM PURCHASE QUANTITIES
     --------------------------------------

     All purchase orders shall be governed by the terms of this Agreement and RITA's standard acknowledgement form, provided that if any conflicts shall occur, this Agreement shall prevail.

     In the first two years of this Agreement, you shall purchase the minimum quantity of Products set forth on Exhibit C. In (a) succeeding years or (b) if additional products are added by RITA to the Products listed in Exhibit B; then, in accordance with Section 14, the minimum quantity of Products to be purchased shall be as agreed between the parties in writing.

     For the purpose of securing orderly shipments, you shall submit to RITA a rolling four quarter forecast of orders for the Products at the beginning of each quarter.

4.   RETURNS
     -------

     Products may only be returned with the prior written approval of RITA. Any such approval shall reference a return material authorization number issued by RITA. Repair and transportation costs for returned Products shall be borne by RITA, provided, if RITA determines that the returned Products were not defective, such costs shall be borne by you.

5.   PRICES
     ------

     In the first two years of this Agreement, you shall pay for Products the prices listed on Exhibit D hereto. In (a) succeeding years or (b) if additional products are added by RITA to the Products listed in Exhibit B; then, in accordance with Section 14, the prices of Products to be purchased shall be as agreed between the parties in writing.

6.   PAYMENT
     -------

     Full payment of your purchase price for the Products (including any freight, taxes or other applicable costs initially paid by RITA but to be borne by you) shall be in United States of America dollars. All exchange, interest, banking, collection, and other charges shall be at your expense. Payment terms shall be net ninety (90) days, and payment shall be made by wire transfer, check or other instrument approved by RITA. Any invoiced amount not paid when due shall be subject to a service charge at the lower of the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by law. If you fail to make any payment to RITA when due, RITA may, without affecting its rights under this Agreement, cancel or delay any future shipments of the Products to you. Further, such a failure to pay shall be considered a failure to fulfill a material obligation under this Agreement.

7.   COMPLAINTS
     ----------

     If you receive or become aware of any complaints concerning the Products you shall promptly report them to RITA on copies of the form attached as Exhibit E to this Agreement (or on such form as RITA may provide from time to time) and you shall provide all necessary assistance in connection with any corrective action with respect to the Products. Any determination of corrective action shall be made by RITA in its sole discretion.

8.   COMPLIANCE WITH TERRITORIAL REGULATIONS
     ---------------------------------------

     You shall comply with all applicable laws, rules and, regulations of the Territory governing the use, sale, distribution, shipment and import of the Products. With respect to those Products that have not yet received approval for commercial sale, you shall also comply with the laws, rules and regulations of the Territory concerning use, sale, distribution, shipment and import of unapproved products, and with any applicable RITA clinical trial protocol. In connection with this obligation, you shall obtain and keep in effect all required licenses, permits and authorizations (collectively, "Registration(s)").

     RITA shall provide you with all necessary assistance in connection with your obtaining Registrations which RITA concurs in writing are necessary for the conduct of your business. You will advise RITA, upon RITA's request, of the status of all Registrations, and will notify RITA whenever any change of Registration status occurs and whenever any Registration is called into question. All such Registrations shall be in the name of RITA or, if Registration in RITA's name is prohibited by applicable law, in the name of a party designated in writing by RITA or in trust for RITA. RITA shall have the sole authority to cancel or transfer (or direct the cancellation or transfer of) all such Registrations. If this Agreement is terminated for any reason, you shall promptly transfer all Registrations held by you in connection with your distribution of the Products to RITA or its designee. You shall pay all applicable Registration fees, duties, taxes and other expenses relating to the sale and use of the Products within the Territory.

     To the extent that the law requires RITA. rather than you, to file any Registration, RITA may register the Products as required by law. You shall provide all necessary assistance in connection with the filing of such Registrations.

     All activities with respect to tenders shall be conducted so as to allow, upon termination of this Agreement for any reason, and upon RITA's written request, transfer of such tenders to RITA or to such party as RITA designates in writing.

     RITA may provide you with information concerning the manufacture of the Products to increase your ability to obtain Registrations. You agree that such information will be disclosed only to those of your employees who are authorized by RITA in writing to receive such information.

9.   COMPLIANCE WITH U.S. REGULATIONS
     --------------------------------

     RITA shall be responsible for compliance with all applicable United States laws and regulations governing the manufacture and sale of the Products. You shall comply, and use your best efforts to assist RITA in complying, with all applicable United States laws and regulations including the maintenance of all required books, records and reports. In particular, you shall track the serial numbers and lot numbers of Products delivered to your customers.

10.  RECALLS
     -------

     You shall cooperate with RITA in effecting any recall of the Products which, in RITA's opinion, is necessary.

11.  PROPRIETARY PROPERTY OF RITA
     ----------------------------

     You expressly acknowledge that you do not have and shall not acquire under this Agreement any rights in or to any of RITA's patents, trademarks or trade names or to any patents, trademarks or trade names of any subsidiary or other affiliate of RITA. You further acknowledge that you shall not at any time use, register, or obtain in your own or any other name, RITA's corporate name, or any of its other trademarks or trade names.

     You agree at all times during the term of this Agreement with RITA and thereafter, to hold in strictest confidence, and not use, except for the benefit of RITA, or to disclose to any person, firm, corporation or any other entity without written authorization of the President of RITA, any Confidential Information of RITA which you obtain or create. You further agree not to make copies of such Confidential Information except as authorized by RITA. You understand that "Confidential Information" means any RITA proprietary information, technical data, trade secrets or know-how, including, but not limited to research, product plans, products, services, suppliers, customer lists and customers (including, but not limited to, customers of RITA on whom you called or with whom you became acquainted during the relationship), prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to you by RITA orally, in writing or by drawings.

12.  WARRANTY
     --------

     RITA extends to you, only, in respect of each new and unused Product supplied to you, a warranty on terms identical to that contained in the warranty certificate enclosed and delivered with such Product when sold directly by RITA. RITA's liability is limited in all respects by the terms and conditions of such warranty.

     RITA agrees that such warranty will have a minimum term of twelve (12) months from the date of its sale to you for Products with no expiration date and a minimum term extending until the expiration date for Products which have such an expiration date, providing they are unopened and undamaged.

     ALL OTHER GUARANTEES, WARRANTIES, CONDITIONS AND REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, WHETHER ARISING UNDER ANY STATUTE, COMMON LAW, CASE LAW, COMMERCIAL USAGE, CUSTOM OR OTHERWISE, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXCLUDED.

13.  LIABILITY ACTIONS
     -----------------

     You shall give RITA immediate written notice if you become aware of any legal action deriving from the use of the Products by customers, and include in such notice all facts relating to the legal action of which you are aware. RITA shall indemnify you during the term of this agreement to the extent that it and you are covered by its commercial general liability policy (including products liability) then in effect for any such claims which are brought against you, except for claims which arise from your negligence, action or failure to act. RITA shall have the right, but not the obligation, to defend any such claim, even after this Agreement terminates, and settle it on such terms as RITA deems appropriate. You shall cooperate fully with RITA in connection with such defense.

14.  DURATION AND TERMINATION
     ------------------------

     This Agreement shall be for a two (2) year period commencing on January 1, 1999. This agreement shall automatically renew for successive one year periods beginning on January 1, 2001 unless notice of termination is given by either party for any reason or no reason within the ninety (90) days proceeding the commencement of any succeeding one year renewal period. Each one year period, as described above, shall be called a "Sales Year".

     Further, this agreement may be terminated:

     (1) by RITA, upon thirty (30) days written notice if minimum quantity of Products, as per Section 3, is not purchased by you by the end of any Sales Year.

     (2) by either party upon thirty (30) days written notice to the other if the parties fail to reach agreement as to the Minimum Purchase Quantity (according to Section 3 above) or as to the prices (according to Section 5 above) either (a) prior to the commencement of any one year renewal period or (b) within sixty days of written notification by RITA of an addition to the Products.

     (3) by either party upon written notice to the other if the other party fails to fulfill its material obligations hereunder and such failure is not cured within sixty (60) days after its receipt of written notice requesting a remedy thereof.

     (4) by either party upon written notice if the other party becomes insolvent or any voluntary or involuntary petition in bankruptcy is filed by or against such party or a trustee is appointed with respect to any of the assets of such party or a liquidation proceeding is commenced by or against such party and such proceeding has not been terminated within ninety (90) days, or if such party discontinues its business.

     (5) by RITA upon thirty (30) days written notice if Gianfranco Bellezza, for any reason, fails to devote substantially all of his time to fulfilling the terms of this Agreement.

15.  FORCE MAJEURE

     Neither party shall be responsible to the other party for non-performance or delay in performance under this Agreement due to acts of God, civil commotion, war, riots, strikes, lockouts, severe weather, fires, explosions, governmental actions or other similar causes beyond the control of such party, provided that the party so affected shall promptly give notice thereof to the other party and shall continue to take all action reasonably within its power to comply herewith as fully as possible. In any event, the time for performance hereunder shall only be extended for the duration of the delay.

16.  GENERAL PROVISIONS

     The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Santa Clara County, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

     Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight
     (48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice.

          RITA Medical Systems, Inc.
          967 N. Shoreline Boulevard
          Mountain View, CA 94043 USA
          Attn: Barry Cheskin
          Fax: 650.390-8505

          MDH s.r.l. Forniture Ospedaliere
          Via Delle Gardenie 9
          Milano 20147 Italy
          Attn: Gianfranco Bellezza
          Fax: 39-02-417 875

     The provisions of this Agreement shall be deemed to be severable and the invalidity of any provision of this Agreement shall not affect the validity of the remaining provisions of this Agreement.

     No amendment or modification of this Agreement shall be binding on the parties unless made in writing expressly referring to this Agreement and signed by authorized representatives of each party.

     This Agreement is not assignable by either party in whole or in part without the prior written consent of the other party, and any attempted assignment without such approval shall be null and void, except that RITA may assign this Agreement to an individual or entity which acquires a controlling interest in RITA.

     By your signature below, you acknowledge and agree to all of the foregoing terms and conditions. Until so executed by you and RITA and returned to RITA, this Agreement shall not be binding on either party, and unless executed by you and returned to RITA within ten days of the date set forth on the first page hereof, this Agreement shall expire without further notice and shall be null and void.

     The parties executed this Agreement on the respective dates set forth below.

                              RITA MEDICAL SYSTEMS, INC.


                              By:  /s/: Barry Cheskin
                                   ------------------

                              Title:    President & CEO

                              Address:  967 N. Shoreline Blvd.
                                        Mountain View, CA 94043

                              Date:     December 22, 1998

                              MDH S.R.L. FORNITURE OSPEDALIERE

                              By: /s/: Gianfranco Bellezza
                                  ------------------------

                              Title:    General Manager

                              Address:  Via Delle Gardenie 9
                                        Milano 20147 Italy

                              Date:     January 4, 1999

By his signature below, Gianfranco Bellezza acknowledges and agrees to the termination as of December 31, 1998 of that certain International Distributor Agreement between RITA, MDH s.r.l. Forniture Ospedaliere and Gianfranco Bellezza made as of December 1, 1996, as set forth on the first page hereof.

                              GIANFRANCO BELLEZZA

                              By: /s/: Gianfranco Bellezza
                                  ------------------------

                              Title: General Manager

                              Address: Via Delle Gardenie 9
                                       Milano 20147
                                       Italy

                              Date:    January 4, 1999

                                   Exhibit A

                                   Territory

                                     Italy
                                  Switzerland

                                   Exhibit B

                                   Products

                                  GENERATORS

     Model Number                                          Part Number
     ------------                                          -----------

     Model 500LA                                           700-101081



                                  ELECTRODES

Model Number             Part Number                Description
------------             -----------                -----------

Model 30                 700-100890                 4 array, 3cm, 15cm
Model 30                 700-100852                 4 array,'3czn, 25cm
Model 70*


                                  ACCESSORIES

Model Number                                        Part Number
------------                                        -----------
Main Cable                                          410-100837
Foot Switch                                         410-100453
Dispersive Electrode                                700-100379
Power Cord (Italy)                                  410-100698
Power Cord (Predabesi, Italy)                       410-100703
Power Cord (Europe)                                 410-100700



At its sole discretion: (1) RITA may discontinue any product on this list and
(2) RITA may add additional products to this list, provided that the list shall contain those RITA products which are direct replacements for the current Products in RITA approved applications.

*    When, and if, such product is introduced for Italy

                                   Exhibit C

                            Minimum Purchase Target

          Product                     1999 Sales Year        2000 Sales Year
          -------                     ---------------        ---------------

          Model 500LA Generator*           [***]                   [***]

          Model 30Electrodes**             [***]                   [***]



* Each generator is supplied with Power Cord, 2 Main cables and a Footswitch ** Each electrode is supplied with one Dispersive Electrode; if, and when the Model 70 is introduced for Italy, both Model 30 and Model 70 purchases shall be credited against the minimum purchase target



___________________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

                                   Exhibit D

                               Pricing Schedule



                                    Distributor Price    Distributor Price
Product                              1999 Sales Year      2000 Sales Year
--------------------------         -------------------  ------------------

Model 500LA Generator*                    [***]                [***]
Model 30 Electrodes**                     [***]                [***]
Main Cable                                [***]                [***]
Foot Switch                               [***]                [***]
Dispersive Electrode                      [***]                [***]
Power Cord (Italy)                        [***]                [***]
Power Cord (Predabesi, Italy)             [***]                [***]
Power Cord (Europe)                       [***]                [***]



No discounts for sub-agents

* Each generator is supplied with Power Cord, 2 Main Cables and a Foot Switch ** Each Model 30 electrode is supplied with one Dispersive Electrode Model 70 pricing shall be the same as Model 30 pricing in the 1999 and 2000 Sales Year

Note that all part numbers are per Exhibit B and that terms are F.O.B. RITA's manufacturing location.


_________________________________
*** Material has been omitted pursuant to a request for confidential treatment, and such Material has been filed separately with the SEC.

                                   Exhibit E

                                Complaint Form

--------------------------------------------------------------------------------
                             RITA MEDICAL SYSTEMS
--------------------------------------------------------------------------------

                             Complaint Report Form
--------------------------------------------------------------------------------
1.  Date Received:______________________________________________________________
2.  Received by:________________________________________________________________
3.  Complaint Acknowledgement Letter Sent:______________________________________
4.  Product Description:________________________________________________________
    Lot No. _________________________________Model No.__________________________
5.  Customer Name:______________________________________________________________
6.  Contact Person:_____________ Telephone:_____________ Fax:___________________
7.  Hospital/Address:___________________________________________________________

________________________________________________________________________________
--------------------------------------------------------------------------------
8.  Nature of Complaint:

__________________________________________________________________________
__________________________________________________________________________
____________________________________________________________[See Attached]

--------------------------------------------------------------------------------
9.  Complete Medical Complaint Decision Tree (Form 160-101223)
--------------------------------------------------------------------------------
[ ] 10.
A.  Complaint Number:_________________           C. Device Returned_____________
    Treatment Date:___________________              [ ] Yes, Date Returned:_____
    Indication:_______________________              [ ] No
    Treatment Site:___________________           D. Confirmed Complaint?:
B.  Origin of Complaint                             [ ] Yes
    [ ] Domestic         [ ] Clinical Study         [ ] No
    [ ] International                            E. RMA Number:
11. Investigation:
    [ ] Yes
        By who:____________________      Date Complete: ________________________
        Results of Investigation _______________________________________________
        ________________________________________________________________________
        _________________________________________________________ [See Attached]
12. Corrective Action Number (if assigned): ____________________________________
13. Additional Information:
Complaint Response Sent:____________________
Approved by:_____________________       ____________
            Regulatory Affairs              Date
            _____________________       ____________
            Quality Assurance               Date
Date File Closed:
--------------------------------------------------------------------------------

               AMENDMENT TO INTERNATIONAL DISTRIBUTOR AGREEMENT
               ------------------------------------------------

                                                              September 27, 1999

MDH s.r.l. Forniture Ospedaliere
Via Delle Gardenie 9
Milano 20147
Italy

Dear Gianfranco Bellezza:

This letter is to amend that certain agreement ("Agreement") between MDH s.r.1. Forniture Ospedaliere ("you") and RITA Medical Systems, Inc. ("RITA") dated December 21, 1998. Specifically, Section 1 of the Agreement, PRODUCTS AND
                                                              ------------
TERRITORY, is hereby replaced with the new version below:
---------

1.   PRODUCTS AND TERRITORY
     ----------------------

     You shall act as RITA's distributor in the Territory (described in Exhibit
     A) to promote, sell and distribute the Products (described in Exhibit B) for RITA approved applications only and to provide service with respect to the Products, to the medical community. As used in this Agreement, "medical community" means medical doctors, institutions such as hospitals and clinics, and similar institutions which are active in the personal care of patients. You are not authorized to sell any Products to any of your competitors or to any of RITA's competitors without RITA's prior written consent. You shall not actively solicit orders from any customers domiciled outside the Territory, or sell or deliver any Product to any customer which is not in the Territory. Notwithstanding the foregoing, from time to time, you may be asked to sell or deliver Products (or you may have sold or delivered Products) to customers in nations outside the Territory but within the European Economic Area (EEA). You may only sell or deliver Products to such customers with RITA's prior written consent for each order or shipment, which will specify the terms on which such a sale or delivery are acceptable to RITA. In no event does any such sale or delivery or RITA's consent to such a sale or delivery confer on you any rights to sell or deliver Products or provide services to such a customer in the future, nor does any such sale or delivery entitle you to request any future compensation regarding that customer. Further, in case RITA does not consent to the sale or delivery of Products to a customer outside the Territory, as described above, you shall not have any rights to any indemnification or compensation for your activities related to that customer. Furthermore, you shall not appoint any distributor or any agent or maintain any sales, service or stock facility outside the Territory. Except with the prior written consent of RITA, you shall not sell or advertise within the Territory, either on your own behalf or on behalf of any other person, company, or corporation, products which compete, directly or indirectly, with the Products. Further, you shall not participate in the development or clinical testing either on your own behalf or on behalf of any other person, company, or corporation, products which compete, directly or indirectly, with the Products.

All terms of the original Agreement (including this amendment, which describes the modification of Section 1, as above, and forms part of the Agreement) remain in full force and effect except to the extent that it is amended or modified in writing and signed by authorized representatives of each party, as specified in
Section 16 of the Agreement. In that case, the Agreement as modified and amended shall remain in full force and effect.

By your signature below, you acknowledge and agree to the above.

The parties executed this amendment to the "Agreement" on the respective dates set forth below:

                              RITA MEDICAL SYSTEMS, INC.

                              By:  /s/: Barry Cheskin
                                   ------------------

                              Title:  PRESIDENT AND CEO

                              Address:    967 North Shoreline Blvd.
                                          Mountain View, CA 94043

                              Date:       September 28, 1999

                              MDH S.R.L. FORNITURE OSPEDALIERE

                              By:  /s/: Gianfranco Bellezza
                                   ------------------------

                              Title:      General Manager

                              Address:    Via delle Gardenie 9
                                          Milano 20147
                                          Italy

                              Date:       September 28, 1999